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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-51408, 333-45634, and 333-89653) and Form S-3
(No. 333-54894) of LookSmart, Ltd. and Subsidiaries of our report dated January 24, 2001 except as to the first, second, and fourth paragraphs of Note 15 which are as of February 20, 2001 relating to the financial statements, which appears in the Annual Report to Stockholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 24, 2001 relating to the financial statement schedules, which appears in this Form 10-K.

                                             /s/ PricewaterhouseCoopers LLP

San Francisco, California
March 15, 2001